                                   EXHIBIT 11

                             AMSOUTH BANCORPORATION

                       COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                  THREE MONTHS ENDED     YEAR ENDED
                                      DECEMBER 31        DECEMBER 31
                                  ------------------- -----------------
                                    1993      1992      1993     1992
                                  --------- --------- -------- --------
Net income.......................   $38,115   $28,242 $146,227 $108,049
                                  ========= ========= ======== ========
Average shares of common stock
 outstanding.....................    47,937    43,106   47,153   42,993
                                  ========= ========= ======== ========
Earnings per common share........ $     .80 $     .66 $   3.10 $   2.51
                                  ========= ========= ======== ========